September 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Oppenheimer Trinity Core Fund
                  Reg. No. 333-79637/File No. 811-9361
                  Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Trinity Core Fund (the  "Fund") and  pursuant to  Paragraph  (b)(4) of Rule 485 under the  Securities Act of 1933, as amended (the "1933 Act"),  and in connection  with the Amendment on Form N-1A which is Post-Effective  Amendment No. 4 to the 1933 Act Registration  Statement of the Fund and Amendment No. 6 to
its  Registration  Statement under the Investment  Company Act of 1940, as amended,  the undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby  represents to the Commission,  for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of Rule 485.

Sincerely,

/s/ Philip T. Masterson
--------------------------
Philip T. Masterson
Vice President and Assistant Counsel
(303) 768-2486

211_RepLetter(Sept02).doc